SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]Preliminary Proxy Statement                 [ ]Confidential, for Use of the
[x]Definitive Proxy Statement                     Commission Only (as permitted
[ ]Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ]Soliciting Material Under Rule 14a-12

                          KENTUCKY FIRST BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
      0-11.

      1.  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

      2. Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

      4. Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

      5. Total fee paid:

         -----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials:___________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1. Amount Previously Paid:

         -----------------------------------------------------------------------

      2. Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

      3. Filing Party:

         -----------------------------------------------------------------------

      4. Date Filed:

         -----------------------------------------------------------------------

                   [KENTUCKY FIRST BANCORP, INC. LETTERHEAD]





                                 October 5, 2001






Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Kentucky First Bancorp, Inc. to be held at the main office of First Federal Savings Bank, 308 North Main Street, Cynthiana, Kentucky on Wednesday, November 7, 2001 at 5:30 p.m., local time. Your Board of Directors and Management look forward to personally greeting those stockholders able to attend.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company as well as representatives of Grant Thornton, LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

     WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. On behalf of your Board of Directors, thank you for your interest and support.

                                   Sincerely,

                                   /s/ Betty J. Long


                                   Betty J. Long
                                   President

--------------------------------------------------------------------------------
                          KENTUCKY FIRST BANCORP, INC.
                              308 NORTH MAIN STREET
                         CYNTHIANA, KENTUCKY 41031-1210
                                 (859) 234-1440

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 7, 2001
--------------------------------------------------------------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Kentucky First Bancorp, Inc. (the "Company"), will be held at the main office of First Federal Savings Bank, 308 North Main Street, Cynthiana, Kentucky at 5:30 p.m. on Wednesday, November 7, 2001.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.   The election of three directors of the Company;

     2. A stockholder proposal opposed by the Board of Directors, as set forth in this Proxy Statement, if presented at the Meeting; and

     3. The transaction of such other matters as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on September 20, 2001, are the stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ Kevin R. Tolle

                                   KEVIN R. TOLLE
                                   SECRETARY

Cynthiana, Kentucky
October 5, 2001

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PLEASE ACT PROMPTLY.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                          KENTUCKY FIRST BANCORP, INC.
                              308 NORTH MAIN STREET
                         CYNTHIANA, KENTUCKY 41031-1210

                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 7, 2001
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kentucky First Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the main office of First Federal Savings Bank, 308 North Main Street, Cynthiana, Kentucky on Wednesday, November 7, 2001, at 5:30 p.m., local time. The accompanying notice of meeting and this Proxy Statement are being first mailed to stockholders on or about October 5, 2001.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company, at the address shown above, by filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting or by attending the Meeting and voting in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH BELOW IN THIS PROXY STATEMENT AND AGAINST THE STOCKHOLDER PROPOSAL AS DISCUSSED HEREIN. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Meeting. Proxies marked as abstentions, and shares held in street name which have been designated by brokers on proxies as not voted, will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes will, however, be treated as shares present for purposes of determining whether a quorum is present.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     The securities entitled to notice of and to vote at the Meeting consist of the Company's common stock, par value $.01 per share (the "Common Stock"). Stockholders of record as of the close of business on September 20, 2001 (the "Record Date"), are entitled to one vote for each share of Common Stock then held. As of the Record Date, there were 940,165 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Meeting.

     Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Company and the Securities and Exchange Commission ("SEC"). Based on such reports (and certain other written information received by the Company), management knows of no persons other than those set forth below who owned more than 5% of the outstanding shares of Common Stock as of the Record Date. The following table sets forth, as of the Record Date, certain information as to those persons who were the beneficial owners of more than five percent (5%) of the Company's outstanding shares of Common Stock and the shares of Common Stock beneficially owned by all executive officers and directors of the Company as a group.

                                                                                 PERCENT OF SHARES
NAME AND ADDRESS                               AMOUNT AND NATURE OF               OF COMMON STOCK
OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP (1)            OUTSTANDING (2)
-------------------                           ------------------------          ------------------

Paul Lynch                                            72,973                          7.76%
11 Victoria Drive
New Castle, Pennsylvania 16105

Betty J. Long                                         70,493                          7.17%
750 Sandpiper Court
Lexington, Kentucky 40505

Kentucky First Bancorp, Inc.                         104,972   (3)                    11.17%
Employee Stock Ownership Plan
308 North Main Street
Cynthiana, Kentucky  41031-1210

All Executive Officers and Directors                 258,073   (4)                    24.59%
 as a Group (10 persons)

________________
(1) For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named persons exercise sole voting and investment power over the shares of the Common Stock.
(2) In calculating the percentage ownership of each named individual and the group, the number of shares outstanding is deemed to include any shares of the Common Stock which the individual or the group has the right to acquire within 60 days of the Record Date.
(3) These shares are held in a suspense account for future allocation among participating employees as the loan used to purchase the shares is repaid. The trustees of the Kentucky First Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP"), currently Directors Wilson, Morris and Rees, vote all allocated shares in accordance with instructions of the participants. Unallocated shares and shares for which no instructions have been received generally are voted by the ESOP trustees in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, as directed by the Company's Board of Directors. As of the Record Date, 59,162 shares had been allocated.
(4) Includes 25,258 shares which have been allocated to the accounts of executive officers in the ESOP and 109,205 shares which may be purchased pursuant to options exercisable within 60 days of the Record Date. Does not include 45,810 unallocated shares held by the ESOP.

--------------------------------------------------------------------------------
                       PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's Board of Directors is composed of eight members. The Company's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. The Board of Directors has nominated Betty J. Long, Milton G. Rees and Wilbur H. Wilson, all of whom is currently a member of the Board, to serve as a director for a three-year period.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     Under the Company's Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the Meeting. Votes which are not cast at the Meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes which have been cast for or against the election of a nominee.

     Unless otherwise specified on the proxy, it is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees.

     The following table sets forth the names of the Board's nominees for election as directors of the Company and of those directors who will continue to serve as such after the Meeting. Also set forth is certain other information with respect to each person's age, the year he or she first became a director of the Company's wholly owned subsidiary, First Federal Savings Bank (the "Bank" or "First Federal"), the expiration of his or her term as a director, and the number and percentage of shares of the Common Stock beneficially owned. With the exception of Russell M. Brooks, all of the individuals were initially appointed as director of the Company in 1995 in connection with the Company's incorporation.

                                                                                      SHARES OF
                                            YEAR FIRST                              COMMON STOCK
                                            ELECTED AS                              BENEFICIALLY
                          AGE AT THE         DIRECTOR        CURRENT TERM           OWNED AT THE       PERCENT OF
        NAME              RECORD DATE       OF THE BANK        TO EXPIRE           RECORD DATE (1)      CLASS (2)
        ----              -----------       -----------        ---------           ---------------      ---------

                                       BOARD NOMINEES FOR TERMS TO EXPIRE IN 2004

Betty J. Long                  54              1995              2001                  70,493 (3)        7.17%
Milton G. Rees                 70              1968              2001                  24,746 (4)        2.62%
Wilbur H. Wilson               62              1980              2001                  30,869 (5)        3.25%

                                             DIRECTORS CONTINUING IN OFFICE

William D. Morris              77              1963              2002                  25,721 (6)        2.72%
Russell M. Brooks              50              1999              2002                   6,101 (7)        0.65%
Luther O. Beckett              77              1968              2003                  19,956 (8)        2.12%
Diane E. Ritchie               52              1987              2003                   9,243 (9)        0.97%
John Swinford                  69              1968              2003                  23,456 (10)       2.48%

______________
(1) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated through certain employee benefit plans of the Company; stock in which the individual either has or shares voting and/or investment power and shares which the individual has the right to acquire at any time within 60 days of the Record Date. Each person or relative of such person whose shares are included herein exercises sole or shared voting and dispositive power as to the shares reported. Does not include shares with respect to which Directors Wilson, Morris and Rees have "voting power" by virtue of their positions as trustees of the trust holding 104,972 shares under the Company's ESOP. The ESOP trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. Unallocated shares and allocated shares for which no timely direction is received are voted by the ESOP trustees in proportion to the participant-directed voting of allocated shares.
(2) In calculating the percentage ownership of each named individual, the number of shares outstanding is deemed to include any shares of the Common Stock which the individual has the right to acquire within 60 days of the Record Date.
(3) Includes 8,300 shares held for the benefit of Ms. Long by the 401(k) Plan, 1,669 shares held in an IRA account, 10,799 shares allocated to her ESOP account and 43,393 shares which she has the right to acquire pursuant to options exercisable within 60 days of the Record Date.
(4) Includes 1,135 shares held by spouse and 3,474 shares which may be acquired pursuant to options exercisable within 60 days of the Record Date.
(5) Includes 15,000 shares held by spouse and 8,679 shares which may be acquired pursuant to options exercisable within 60 days of the Record Date.
(6) Includes 1,000 shares held by spouse and 6,844 shares which may be acquired pursuant to options exercisable within 60 days of the Record Date.
(7) Includes 3,700 shares held in an IRA account and 2,410 shares allocated to his ESOP account.
(8) Includes 1,679 shares which may be acquired pursuant to options exercisable within 60 days of the Record Date.
(9) Includes 8,685 shares which may be acquired pursuant to options exercisable within 60 days of the Record Date.
(10) Includes 5,209 shares which may be acquired pursuant to options exercisable within 60 days of the Record Date.

     The principal occupation of each director of the Company is set forth below.

     BETTY J. LONG has served as President and Chief Executive Officer of the Bank since May 1994 and has been a member of the Board of Directors of the Bank since January 1995. Prior to assuming her current position, Ms. Long served as Vice President of the Bank from 1986 to 1994. She joined the Bank in 1965.

     MILTON G. REES retired in 1993. Prior to his retirement, Mr. Rees was the owner and manager of Harrison Motor Co. in Cynthiana, Kentucky.

     WILBUR H. WILSON is a retired physician in Cynthiana, Kentucky. Dr. Wilson is Past Chairman of the Board of the Harrison County Health Department and Past Chairman of the Board of the Wedco District Health Department.

     WILLIAM D. MORRIS has been retired since 1988 from his position as a certified public accountant and a partner in the firm of Morris, Ingram & Brunker in Cynthiana Kentucky. Mr. Morris served as President of the Bank from January 1, 1987 until December 31, 1993 and has served as Chairman of the Board since that date. Mr. Morris serves on the Board of Directors of the Cynthiana Library Board. He is a former Board member of the Cynthiana-Harrison County Community Service Center, the Society for Retarded Citizens and the Industrial Foundation.

     RUSSELL M. BROOKS is Executive Vice President of the Company and the Bank. Mr. Brooks assumed the positions in June, 1998. Prior to joining the Company, he served as Vice President of Kentucky Bank, Paris, Kentucky from 1996 to 1998 and served as Chief Executive Officer of Jessamine First Federal Savings and Loan, Nicholasville, Kentucky from 1989 until its acquisition by Kentucky Bank in 1996. From 1984 to 1989, Mr. Brooks served as Chief Executive Officer of Harlan Federal Savings and Loan.

     LUTHER O. BECKETT retired from his position as Executive Vice President and Secretary of the Bank in June 1992, a position he had held since 1967. Mr. Beckett currently serves as Vice Chairman of the Board of Directors.

     DIANE E. RITCHIE is purchasing manager for Stamler Corporation in Millersburg, Kentucky. She served as Vice President, Branch Manager and Marketing Officer of the Bank from March 1996 to June 1998. Prior to becoming an officer of the Bank, she was a buyer for Grede Foundries, a foundry based in Cynthiana, Kentucky for 24 years.

     JOHN SWINFORD is an attorney with the law firm of Swinford & Sims, P.S.C., based in Cynthiana, Kentucky. He is President of the Board of Trustees of the Cynthiana/Harrison County Library.


--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The Board of Directors of the Company meets monthly and may have additional special meetings. During the year ended June 30, 2001, the Board held 12 regular meetings. No director attended fewer than 75% of the total number of Board meetings held during the year ended June 30, 2001 and the total number of meetings held by committees on which such director served during such fiscal year.

     The Company's Nominating Committee consists of the Board of Directors. The Board of Directors met one time in that capacity during fiscal year 2001.

     The Company's Audit Committee consists of three directors appointed annually by the Board of Directors. Directors Morris, Rees and Wilson comprise the Company's Audit Committee. All members of the Audit Committee meet are deemed to be independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee meets periodically during the year to examine and approve the audit report prepared by the independent auditors of the Company, to review the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls. The Committee also meets as needed with the Company's independent auditors to review the Company's accounting and financial reporting policies and practices. The Audit Committee has adopted a written charter, a copy of which is attached as Exhibit A to this Proxy Statement. The Audit
Committee met eight times during the year ended June 30, 2001. The Company's Salary Committee consisted of Directors Wilson, Morris and Rees.

     The Company's Salary Committee meets on an as needed basis to review and designate compensation levels for officers of the Company and the Bank. This Committee met twice during fiscal year 2001.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     Summary Compensation Table. The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the Bank. No executive officer received salary and bonus in excess of $100,000 during the fiscal year ended June 30, 2001.

                                               ANNUAL COMPENSATION
NAME AND                 FISCAL              ------------------------                 ALL OTHER
PRINCIPAL POSITION        YEAR                 SALARY           BONUS               COMPENSATION
------------------       ------                ------           -----               ------------

Ms. Betty J. Long         2001               $ 63,400          $2,650                $25,885 (1)
  President and Chief     2000                 63,400           2,650                 20,630
  Executive Officer       1999                 61,600           2,600                 21,129

__________
(1)  Consists of contributions by the Company to Ms. Long's account in the ESOP.

     Option Year-end Value Table. The following table sets forth information concerning the value of options held by the Chief Executive Officer at June 30, 2001. The number of shares underlying options and the exercise price were adjusted in fiscal year 2001 to reflect the Company's November 1996 return of capital distribution.

                                              NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED                  IN-THE-MONEY OPTIONS
                                           OPTIONS AT FISCAL YEAR-END                AT FISCAL YEAR-END (1)
                                         --------------------------------       --------------------------------
                                         EXERCISABLE        UNEXERCISABLE       EXERCISABLE        UNEXERCISABLE
                                         -----------        -------------       -----------        -------------
Ms. Betty J. Long                           43,393               --             $119,873              $ --

____________
(1) Based on the aggregate fair market value of the shares of Common Stock underlying the options at June 30, 2001, less the aggregate exercise price. For purposes of this calculation, the fair market value of the Common Stock is based upon the closing price of the Common Stock on June 30, 2001 of $12.50 per share. All options granted to Ms. Long were granted at an adjusted exercise price of $9.7375 per share.

     Supplemental Executive Retirement Agreement.  In order to provide Ms. Betty
J. Long with competitive retirement benefits, and thereby to encourage her continuing service as the President and Chief Executive Officer of the Bank, the Bank has entered into a supplemental executive retirement agreement (the "SERA") with Ms. Long effective January 1, 1995. Pursuant to the terms of the SERA, upon Ms. Long's termination of employment with the Bank, for any reasons other than "just cause" (as determined under Ms. Long's employment agreement), she will be entitled to receive annual payments from the Bank in an amount equal to the product of (i) her "Vested Percentage" and 60% of her "Average Annual Compensation," less (ii) her "Annual Offset Amount." Under the SERA, "Vested Percentage" means 6.67% per calendar year of Ms. Long's service with the Bank beginning January 1, 1995 (up to a maximum Vested Percentage of 100%), "Average Annual Compensation" means the average of Ms. Long's highest annual compensation for three of the five calendar years preceding her termination of employment, and "Annual Offset Amount" means the annual amount that would be payable to Ms. Long if her accounts under the Bank's tax-qualified retirement plans were paid to her in substantially equal payments over the number of years for which benefits are payable under the SERA, with such payments deemed to commence upon termination of Ms. Long's employment. Such annual payments shall be made for her life, with a 50% benefit payable to her surviving spouse, if any.

     In the event Ms. Long terminates employment due to disability as determined under her employment agreement, Ms. Long would receive annual payments for life in an amount per year equal to 60% of her Average Annual Compensation, less her Annual Offset Amount. In the event Ms. Long's spouse survives her, he shall be entitled to receive 50% of the amount Ms. Long would have received: (i) in the event benefit payments had commenced prior to her death, had she survived to collect the full benefits payable for her retirement or disability, or (ii) otherwise had she retired on the date of her death, with a Vested Percentage equal to 100%. Termination for just cause would result in her forfeiture of all retirement benefits under the SERA. In the event the Bank terminates Ms. Long's employment for other than "just cause" or in the event of termination of employment in connection with a change in control (as defined in the Option
Plan), then Ms. Long's Vested Percentage shall be deemed to be 100% (unless she had terminated employment before the change in control), and the present value of the benefits payable to Ms. Long would be paid in one lump sum within 10 days of termination of employment or within 10 days following a change in control, if earlier.

     Employment Agreements. The Company and the Bank have each entered into a separate employment agreement (the "Employment Agreements"), with Ms. Betty J. Long, President and Chief Executive Officer of the Bank and of the Company. In such capacity, Ms. Long is responsible for overseeing all operations of the Bank and the Company, and for implementing the policies adopted by the Board of Directors. The Board of Directors believe that the Employment Agreements assure fair treatment of Ms. Long in relation to her career with the Company and the Bank.

     The Employment Agreements became effective on the date of completion of the Conversion and provide for a term of three years, with an annual base salary equal to her existing base salary rate in effect on the date of Conversion. On each anniversary date from the date of commencement of the Employment Agreements, the term of her employment under the Employment Agreements may be extended for an additional one-year period beyond the then effective expiration date, upon an affirmative determination by the Board of Directors that the performance of Ms. Long has met the required performance standards and that such Employment Agreements should be extended. The Employment Agreements provide for a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave. The Employment Agreement will terminate upon Ms. Long's death or disability, and is terminable by the Bank for "just cause" as defined in the Employment Agreements. In the event of termination for just cause, Ms. Long will have no right to receive compensation or benefits. If the Company or the Bank terminates her without just cause, she will be entitled to a continuation of her salary and benefits from the date of termination through the remaining term of the Employment Agreement plus an additional 12-month period (but not in excess of applicable OTS limitations). If the Employment Agreements are terminated due to Ms. Long's "disability" (as defined in the Employment Agreements), she will be entitled to a continuation of her salary and benefits through the date of such termination, including any period prior to establishment of disability. In the event of Ms. Long's death during the term of the Employment Agreement, her estate will be entitled to receive his or her salary through the end of the month of her death. Ms. Long may voluntarily terminate her Employment Agreement by providing at least 90 days' written notice to the Boards of Directors of the Bank and the Company, in which case she would be entitled to receive only her compensation, vested rights and benefits up to the date of termination.

     The Employment Agreements contain provisions stating that in the event of Ms. Long's involuntary termination of employment in connection with, or within 12 months after, any change in control of the Bank or the Company, other than for "just cause," Ms. Long will be paid within 10 days of such termination an amount equal to the difference between (i) the product of 2.99 times his or her "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that she receives on account of the change in control. The Employment Agreements also provide for a similar lump sum payment to be made in the event of Ms. Long's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by her, including (i) the requirement that she perform her principal executive functions more than 30 miles from the Bank's current primary office, (ii) a reduction in her base compensation as then in effect, (iii) the failure of the Company or the Bank to maintain existing or substantially similar employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans, (iv) the assignment of duties and responsibilities which are other than those normally associated with her position with the Bank, (v) a material reduction in the Employee's authority and responsibility, (vi) the failure to elect or re-elect Ms. Long to the Company's or the Bank's Board of Directors; and (vii) a material reduction in her secretarial or other administrative support. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Employment Agreements, a change in Control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period (the "Continuing Directors") cease to constitute at least a majority of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by at least a majority vote of the Continuing Directors then in office. The Employment Agreements with the Bank provide that within five business days before or after a change in control which was not approved in advance by a resolution of a majority of the Continuing Directors, the Bank shall fund, or cause to be funded, a trust in the amount of 2.99 times Ms. Long's base amount, that will be used to pay amounts owed her upon termination, other than for just cause, within 12 months of the change in control. The amount to be paid to Ms. Long from this trust upon her termination is determined according to the procedures outlined in her Employment Agreement with the Bank, and any money not paid to her is returned to the Bank. The aggregate payments that would be made to Ms. Long assuming her termination of employment under the foregoing circumstances at June 30, 2001 would have been approximately $285,000. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that Ms. Long prevails over the Company and the Bank in a legal dispute as to the Employment Agreement, she will be reimbursed for her legal and other expenses.

--------------------------------------------------------------------------------
                             DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

     The Company's directors receive fees of $200 per month. The Bank's directors receive fees of $800 per month. The directors also receive $50 per special meeting and committee meeting attended (with the exception of the Chief Executive Officer and the Executive Vice President). The Chairman receives a fee of $300 per month for his service on the Company Board and receives a fee of $1,000 per month for his service on the Bank Board.

     Pursuant to the Kentucky First Bancorp, Inc. Stock Option and Incentive Plan (the "Option Plan"), non-employee directors of the Company received automatic grants of stock options in fiscal year 1996. Each director who was not an employee on the effective date of the Option Plan received options to purchase 8,679 shares (adjusted for the November 1996 return of capital distribution) of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant ($9.7375 per share, adjusted for the November 1996 return of capital). All such options will expire on April 2, 2006. In addition, pursuant to the MRP, non-employee directors each received a plan share award of 2,777 shares of restricted Common Stock. Such shares vest at the rate of 20% per year from the effective date of the award (April 3, 1996).

     Director Retirement Plan. The Bank's Board of Directors has adopted a retirement plan for its non-employee directors (the "Directors' Plan"), effective January 1, 1995. A participant in the Directors' Plan will receive a one-time payment following termination of service on the Board in an amount equal to the product of his or her "Benefit Percentage," his or her "Vested Percentage," and $14,400. A participant's "Benefit Percentage" is based on his or her overall years of service on the Board of Directors of the Bank, and increases in increments of 33-1/3% from 0% for less than five years of service, to 33-1/3% for six to 12 years of service, to 66-2/3% for 13 to 19 years of service, and to 100% for 20 or more years of service. A participant's "Vested Percentage" equals 33-1/3% if the participant is serving on the Board on the date of the Conversion, increases to 66-2/3% if the participant completes one year of service following the Conversion, and becomes 100% if the participant completes a second year of service following the Conversion. However, in the event a participant terminates service on the Board due to "disability" or death, or in the event of a "change in control" (as such terms are defined in the Directors' Plan) while serving as a director, the participant's Vested Percentage becomes 100% regardless of his or her years of service. This provision may have the effect of deferring a hostile change in control by increasing the costs of acquiring control. If a participant dies, his or her surviving spouse, or if none, the participant's estate, will receive an amount equal to 100% of the benefit that would have been paid to the participant if the participant (i) had retired on the date of his or her death, and (ii) had a Vested Percentage equal to 100%. The Bank will pay all benefits under the Directors' Plan from its general assets.

     Deferred Compensation Program. The Bank has entered into separate deferred compensation agreements (the "Deferred Compensation Program") with Directors Rees, Ritchie, Swinford, and Wilson, pursuant to which they will receive certain benefits in lieu of cash compensation they otherwise would have received.

     In addition, as part of the Incentive Compensation Plan ("Incentive Compensation Plan"), directors may elect to defer the receipt of all or part of their compensation. Under the deferred compensation program, deferred amounts are credited to a bookkeeping account ("Deferral Account") in the participant's name, which is credited quarterly and according to the terms of the participant's deferred compensation agreement. The Deferral Account is adjusted at the end of each calendar year to credit the participant's Deferral Account with the appreciation or depreciation that would have occurred if the deferred amounts had been invested based upon the participant's choice between (i) 3% times the Multiplier, (as defined under the First Federal Savings Bank Incentive Compensation Plan), (ii) Common Stock, and (iii) the Bank's highest annual rate of interest on certificates of deposit having a one-year term. Deferred compensation agreements are prospective only and irrevocable with respect to amounts deferred pursuant thereto, except that a participant may at any time, and from time to time, (i) change the beneficiary designated therein, (ii) prospectively change the investment selection applicable to his deferral account, and/or (iii) file a deferred compensation agreement which supersedes a prior deferred compensation agreement as to amount deferred on or after the January 1st which coincides with or next follows execution of the superseding agreement. In addition, participants may cease future accruals at any time. The Bank will pay all benefits under the Deferred Compensation Program from its general assets.

     For financial reporting purposes, the fees and compensation which are deferred will be expensed as though paid in cash when earned. For tax purposes, participants who entered into deferred compensation agreements will defer ordinary income taxation on amounts otherwise payable in cash. Tax recognition will occur as deferred amounts, and any earnings attributable thereto, are paid from the trust to participants, and the Bank will then be entitled to a corresponding deduction.

--------------------------------------------------------------------------------
                          TRANSACTIONS WITH MANAGEMENT
--------------------------------------------------------------------------------

     Mr. Swinford, an attorney in Cynthiana, Kentucky, serves as local counsel for the Bank. Swinford & Sims, P.S.C., a firm in which Mr. Swinford is a partner performs title and document work in connection with mortgage loans. In fiscal year 2001, fees for such services totaled $6,184. Mr. Swinford is paid a monthly retainer fee of $300.

     The Bank offers loans to its directors, officers, and employees. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, the Bank's loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, loans above the greater of $25,000 or 5% of the Bank's capital and surplus (i.e., up to $500,000) to such persons must be approved in advance by a disinterested majority of the Board of Directors. At June 30, 2001, the Bank's loans to directors and executive officers totaled $204,843, or 1.9% of the Bank's stockholders equity at that date.

--------------------------------------------------------------------------------
                     RELATIONSHIP WITH INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     Grant Thornton LLP was the Company's independent certified public accountants for the 2001 fiscal year. The Board of Directors presently intends to renew the Company's arrangement with Grant Thornton LLP to be its independent certified public accountant for the fiscal year ending June 30, 2002. A representative of Grant Thornton LLP is expected to be present at the Meeting to respond to appropriate questions and to make a statement, if so desired.

--------------------------------------------------------------------------------
                             AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

     The Audit Committee has reviewed and discussed the audited financial statements of the Company with management and has discussed with Grant Thornton LLP, the Company's independent auditors, the matters required to be discussed under Statements on Auditing Standards NO. 61 ("SAS 61"). In addition, the Audit Committee has received from Grant Thornton LLP the written disclosures and the letter required to be delivered by Grant Thornton LLP under Independence Standards Board Standard No. 1 ("ISB Standard No. 1") addressing all relationships between the auditors and the Company that might bear on the auditors' independence. The Audit Committee has reviewed the materials to be received from Grant Thornton LLP and has met with representatives of Grant Thornton LLP to discuss the independence of the auditing firm.

     In connection with the new standards for independence of the Company's independent auditors promulgated by the Securities and Exchange Commission, during the Company's 2001 fiscal year, the Audit Committee will undertake to consider in advance of the provision of any non-audit services by the Company's independent auditors whether the provision of such services is compatible with maintaining the independence of the Company's independent auditors.

     Based on the Audit Committee's review of the financial statements, its discussion with Grant Thornton LLP regarding SAS 61, and the written materials provided by Grant Thornton LLP under ISB Standard No. 1 and the related discussion with Grant Thornton LLP of their independence, the Audit Committee has recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-KSB for the year ended June 30, 2001, for filing with the Securities and Exchange Commission.

                                                             THE AUDIT COMMITTEE
                                                               William D. Morris
                                                                  Milton G. Rees
                                                                Wilbur H. Wilson


--------------------------------------------------------------------------------
               AUDIT AND OTHER FEES PAID TO INDEPENDENT ACCOUNTANT
--------------------------------------------------------------------------------

AUDIT FEES

     During the fiscal year ended June 30, 2001, the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB filed during the fiscal year ended June 30, 2001 were $28,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage Grant Thornton LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended June 30, 2001.

ALL OTHER FEES

     For the fiscal year ended June 30, 2001, the aggregate fees paid by the Company to Grant Thornton LLP for all other services (other than audit services and financial information systems design and implementation services) were $3,250.

--------------------------------------------------------------------------------
                       PROPOSAL II -- STOCKHOLDER PROPOSAL
--------------------------------------------------------------------------------

     Mr. Paul Lynch, 2625 Wilmington Road, New Castle, Pennsylvania 16105, a stockholder of the Company submitted the proposal set forth below which may be presented for a vote at the Meeting. The proposal is required to be included in this Proxy Statement by the rules of the Securities and Exchange Commission and is not endorsed by the Board of Directors of the Company, nor is the Board in any way responsible for the contents of the proposal or the accompanying supporting statement. Based solely on information he has provided to us in writing, we understand that Mr. Lynch is the beneficial owner of 72,972.872 shares of Common Stock. THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST APPROVAL OF THE STOCKHOLDER PROPOSAL. THE PROPOSAL IS AS FOLLOWS:

               "RESOLVED, that the Corporation's shareholders do not approve of the Corporation's recent financial performance and, believing that the value of their investment in the Corporation can only be maximized though its sale or merger, hereby strongly urge that the board of
                                                --------------
          directors immediately take the necessary steps to achieve a sale, merger or other acquisition of the Corporation as promptly as possible on terms which will maximize shareholder value."

          The stockholder's supporting statement is as follows:

               "Proponent believes the Corporation's management is not acting in the best interest of its shareholders. Proponent does not believe the Corporation has meaningfully improved its performance during the past five years. Proponent does not believe that the current management has either the commitment or the strategic plan needed to improve on its past record. Proponent believes that investors would find Kentucky First Bancorp, Inc. more attractive if its management showed greater interest in maximizing the value to its shareholders by seeking to sell the Corporation. Proponent believes that the only way this management team can maximize value is for the Corporation to promptly seek to be acquired."

RECOMMENDATION OF THE BOARD OF DIRECTORS AND MANAGEMENT RESPONSE

     While the proposal is non-binding, your Board of Directors does not believe that approval of this proposal is in the best interests of stockholders and recommends that stockholders vote AGAINST this proposal for the following reasons:

o APPROVAL WOULD CREATE SIGNIFICANT UNCERTAINTY AMONGST OUR CUSTOMERS AND EMPLOYEES.

     By effectively putting a "For Sale" sign on the Company, approval of this proposal would create a significant amount of uncertainty among our customers and employees. We believe our business will be hurt as a result and our ability to compete in an already extremely competitive marketplace will be greatly hampered. Stockholders will suffer as a result since poor performance could lead to declines in our stock price. Ultimately, should the Company consider a merger transaction, our ability to maximize stockholder value would be reduced.

o MR. LYNCH SEEMS TO EQUATE THE BOARD'S STRATEGY OF CONTROLLED GROWTH AS EVIDENCE OF POOR PERFORMANCE. OUR ACTUAL RESULTS SHOW WE ARE OUTPERFORMING
OUR PEERS.

     In correspondence with Mr. Lynch, it is apparent that he believes that controlled asset growth is a weakness. On the contrary, what matters most to you, our stockholders, should be the return we are generating from those assets. Growth is easy to obtain, but frequently it is too expensive; it is desirable but only if it can be obtained at a reasonable cost. Given certain circumstances, strategies can reduce size but improve earnings and earnings per share.

     Earnings of a financial institution are largely dependent upon the spread between the interest earned on loans and investments and the interest paid on deposits and borrowings. Managing the interest rate spread is crucial to optimizing earnings. The Company has had a relatively high level of risk due to upward movements in interest rates throughout the period that it has operated as a stock institution. In an effort to control our cost of funds and, thus, keep the interest rate spread and earnings from decreasing significantly, we became less aggressive in pricing certificates of deposit during a time period of rising general market interest rates that began in October 1998 and ended in May 2000.

The result was an expected reduction in deposits but enhancement to earnings per share and to stockholder value. While such an approach may mean that our deposits, at times, may decline somewhat, we believe that our overall profitability will be enhanced. After all, isn't that what matters most. Contrary to Mr. Lynch's assertion, decreases in total assets are not necessarily signs of poor management but rather, in this case, result from a strategic decision on the part of management.

     According to data prepared by the Office of Thrift Supervision ("OTS"), we have consistently outperformed our peers in generating a return on average equity ("ROAE"). For example, for the six months ended June 30, 2001, we generated a return on average equity of 6.57% compared to a median ROAE of 6.32% for similar-sized stock thrift institutions in the Central region of the United States and nearly double the median ROAE for all thrifts within the Commonwealth
           -------------
of Kentucky. Our return on average assets, our net interest income and our non-interest expense have, according to the OTS reports, also outperformed our peers.

     Earnings per share have shown a consistent pattern of improvement during the period that the Company has operated as a stock institution. Diluted earnings per share were $.60 in fiscal 1997, $.75 in fiscal 1998 and 1999, and $.79 in fiscal 2000 and 2001. The Board anticipates continued improvement in diluted earnings per share in fiscal 2002. The return that each stockholder receives per share is a far greater indicator of performance than is the level of total assets. Many fast growth companies do not exist today because of uncontrollable growth.

o SINCE GOING PUBLIC IN 1995, THE BOARD HAS UNDERTAKEN MANY INITIATIVES TO INCREASE THE VALUE BEING RETURNED TO STOCKHOLDERS.

     The Company has actively repurchased its stock, particularly in recent periods when the market for bank and thrifts stocks was depressed and the Company's stock, like that of most of its peers, was trading below book value. By doing so, the Company has sought to utilize its excess capital. The effects of stock repurchases are to increase the value of the stock for all remaining stockholders. As of June 30, 2001, the Company owns 448,460 treasury shares, or approximately 32% of the total shares issued in 1995 in the Company's initial public offering. The cost to the Company of those shares totals $5.25 million, or an average of $11.72 per share. Though such repurchases cause a decrease in total assets, they provide significant accretive benefits to earnings per share and to book value per share.

     In August 1995, the Company's stock was offered at a price of $10.00 per share and, in November 1996, $3.00 of the cost was returned in the form of a special dividend. Six years after the initial offering, the stock is trading at a price of $12.77 per share, or an average annual return of approximately 13%. Additionally, quarterly dividends of $.125 per share through October 2000 and $.15 per share since January 2001 have been paid to the stockholders. While the Common Stock is not actively traded, we note that, based upon data prepared by SNL Securities, in calendar year 2001, the Company's common stock has outperformed their index of publicly traded thrift institutions, increasing by 23.1% as of August 27, 2001 compared to 7.9% for the SNL Thrift Index.

o    WE  BELIEVE  THE  PROPONENT  DOES NOT  UNDERSTAND  THE  MARKET  IN WHICH WE
OPERATE.

     On several occasions Mr. Lynch has requested a seat on the Board of Directors. The Board has declined to nominate him because the Board believes that people who live and work in the market in which we operate make better directors than someone from out of state, who has little or no ties to the central Kentucky area. Our Board members are active in the community and know and understand the economic realities of our market. Historically, tobacco farming represented the most significant business in the area. As this business has declined as a result of the various lawsuits and government initiatives seeking to limit tobacco growing, our local agricultural economy has suffered. We have avoided the problem loan increases that many other financial institutions are currently facing because of our conservative loan underwriting but also because of our knowledge of our local market. Based on OTS data, our non-performing loans have consistently been lower than our peers. Prudent conservative lending practices can best be performed by people who understand a local market's complexities and have a vested interest in that market. The Board believes that stockholder value is best preserved by local individuals directing your Company's operations. In the long run, we believe our strategy will generate a better return for our stockholders than will an aggressive strategy of growth just for growth's sake.

o    THE BOARD UNDERSTANDS ITS FIDUCIARY DUTIES TO STOCKHOLDERS.

     Your Board is well aware of its fiduciary duties to stockholders. We too are stockholders, as evidenced by the fact that the directors' and officers' beneficial ownership is in excess of 24% of the Company's total beneficial shares outstanding. The Board strongly believes that adoption of the proposal is not in the best long-term interests of the stockholders. In the Board's opinion, the proponent is pursuing a short-term agenda, without regard to the long-term interests of the Company or the other stockholders. The proponent's actions have already resulted in the Company incurring expenses and diverting resources that could have been put to better use. The Board has determined that at the present time it believes the stockholder value can be best enhanced through remaining an independent institution. AS SUCH, WE STRONGLY RECOMMEND THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

VOTE REQUIRED

     Approval of this proposal would require the affirmative vote of at least a majority of the votes cast, in person or by proxy, at the Meeting.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Pursuant to regulations promulgated under the Exchange Act, the Company's officers, directors and persons who own more than ten percent of the outstanding Common Stock are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Company with copies of all such reports. Based on the Company's review of such reports which the Company received during the last fiscal year, or written representations from such persons that no annual report of change in beneficial ownership was required, the Company believes that, during the last fiscal year, all persons subject to such reporting requirements have complied with the reporting requirements with the exception of Officer Kevin R. Tolle who filed a Form 4 late.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of the Board of Directors.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company has retained Regan & Associates, Inc. to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication, for a fee of $4,000 including expenses.

     The Company's Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible to be considered for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 308 N. Main Street, Cynthiana, Kentucky 41031-1210, no later than June 10, 2002. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     In order for a stockholder of the Company to make any director nominations and/or proposals other than pursuant to the Exchange Act, he or she must give notice thereof in writing to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice must be delivered or mailed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Kevin R. Tolle

                                      KEVIN R. TOLLE
                                      SECRETARY
Cynthiana, Kentucky
October 5, 2001
--------------------------------------------------------------------------------
                                   FORM 10-KSB
--------------------------------------------------------------------------------

     A COPY OF THE COMPANY'S FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, KENTUCKY FIRST BANCORP, INC., P.O. BOX 368, CYNTHIANA, KENTUCKY 41031-1210.
--------------------------------------------------------------------------------

                                                                       EXHIBIT A

                             AUDIT COMMITTEE CHARTER


The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of Kentucky First Bancorp, Inc. ("the Company"), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the definition of independent director as follows:

o the director has not been employed by the Company or its affiliates in the current or past three years; the director has not accepted any compensation from the Company or its affiliates in excess of $60,000.00 during the previous fiscal year (except for board fees, retirement plan benefits, or non-discretionary compensation);
o the director does not have an immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;
o the director has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the Company's consolidated gross revenues for that year, or $200,000.00, whichever is more, in any of the past three years;
o the director has not been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

The members of the Committee and the Chairman of the Audit Committee will be appointed by the Board and will be ratified at the organizational meeting of the full Board held in conjunction with the Annual Meeting date. The members of the audit committee will be listed in the proxy statement distributed to the shareholders.

RESPONSIBILITY

The Committee is part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the internal audit and external audit process. In addition, the Committee provides an avenue for communication between the independent accountants, management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee as representatives of the Company's shareholders. The Committee will make regular reports to the Board concerning its activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The responsibility to plan and conduct audits is that of the Company's independent accountants.

AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. The Committee will meet quarterly to go over the internal audit reports as prepared by various bank employees. Content of the agenda for each meeting should be cleared by the Committee Chair.

ATTENDANCE

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants be present at the Committee meetings.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

2. Review the scope and general extent of the independent accountant's annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent auditors.

3. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board No.1, Independence Discussions with Audit Committees. The Audit Committee will also be responsible for discussions with the independent accountants any disclosed relationships and their impact on the accountant's independence. The Committee shall also recommend to the Board that it take appropriate action to oversee the independence of the independent accountant.

4. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chairman and management of the Company of any matters identified through procedures followed for interim quarterly financial statements prior to the filing of the form 10QSB for each quarter. Also the independent accountants will provide confirmation to the Audit Committee at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

5. At the completion of the annual audit, review with management and the independent accountants the following:

     -    The annual  financial  statements and related  footnotes and financial
          information  to  be  included  in  the  Company's   annual  report  to
          shareholders and on Form 10KSB.

     - Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

     - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

     - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning unrecorded audit adjustments.

          If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on FORM 10KSB.

     6. After preparation by management and review by independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

     7. Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material" or "serious".

     8. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

                                 REVOCABLE PROXY
                          KENTUCKY FIRST BANCORP, INC.
                               CYNTHIANA, KENTUCKY

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 7, 2001
--------------------------------------------------------------------------------

     The undersigned hereby appoints Luther O. Beckett,  John Swinford and Diane
E. Ritchie with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Kentucky First Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the main office of First Federal Savings Bank, 308 North Main Street, Cynthiana, Kentucky, on Wednesday, November 7, 2001 at 5:30 p.m., local time, and at any and all adjournments thereof, as follows:

                                                                          VOTE
                                                               FOR      WITHHELD

       I.     The election as directors of all
              nominees listed below (except as
              marked to the contrary below).                   [  ]       [  ]

              Betty J. Long
              Milton G. Rees
              Wilbur H. Wilson

              INSTRUCTION:  TO WITHHOLD YOUR VOTE
              FOR ANY INDIVIDUAL NOMINEE, INSERT THAT
              NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

              ________________________________________

                                                                       FOR        AGAINST        ABSTAIN
                                                                       ---        -------        -------

       II.    Stockholder Proposal                                     [ ]        [ ]            [ ]


     The Board of Directors recommends a vote "FOR" the above-listed nominees and "AGAINST" the stockholder proposal.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE AND AGAINST THE STOCKHOLDER PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a proxy statement dated October 5, 2001 and an annual report.

Dated: ____________________________, 2001


____________________________________            ________________________________
PRINT NAME OF STOCKHOLDER                       PRINT NAME OF STOCKHOLDER



____________________________________            ________________________________
SIGNATURE OF STOCKHOLDER                        SIGNATURE OF STOCKHOLDER



Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.




--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------